                                                                      EX-99.B16

                                                                      EXHIBIT 16


                            VAN WAGONER FUNDS, INC.
        COMPUTATION OF ONE YEAR HYPOTHETICAL AVERAGE ANNUAL TOTAL RETURN
                            FORM N-1A PART C ITEM 16

TECHNOLOGY FUND



            Initial                   Shares       Reinvested      Dividend          Record                               Reinvest
          Investment      NAV       Outstanding      Shares         Amount            Date       Ex-Date       Rate        Price
          ----------      ---       -----------      ------         ------            ----       -------       ----        -----
12/31/97     1,000.00     10.00      100.000
12/31/98     1,057.00     10.07      104.965          4.965         50.00            12/30/98    12/31/98       0.50        10.07





         HYPOTHETICAL TOTAL RETURN CALCULATION
               n
         P(1+T)  = ERV
                   1
         1,000(1+T)  = 1,057.00
         T = 5.70%